UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): September 26, 2005

Quest Diagnostics Incorporated

1290 Wall Street West

Lyndhurst, NJ 07071

(201) 393-5000

001-12215

(Commission file number)

Delaware

(State of Incorporation)

16-1387862

(I.R.S. Employer Identification Number)

Item 8.01	Other Events

Quest Diagnostics Incorporated received a subpoena from the New York office of the Department of Health and Human Services. The subpoena seeks various documents, including documents relating to Quest Diagnostics’ relationship with health maintenance organizations, independent physician associations, group purchasing organizations and preferred provider organizations from 1995 to the present. Quest Diagnostics is cooperating with the Department of Health and Human Services’ investigation.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 26, 2005

QUEST DIAGNOSTICS INCORPORATED

By:	/s/ Sirisha Gummaregula
Sirisha Gummaregula Assistant General Counsel and Corporate Secretary